EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Blake Stowell	Tia Hejny
The SCO Group, Inc.	The SCO Group, Inc.
bstowell@sco.com	thejny@sco.com
Tel: (801) 932-5703	Tel: (801) 932-5709
www.sco.com	www.sco.com

The SCO Group Announces First Quarter Fiscal 2006 Results

LINDON, Utah — March 8, 2006 — The SCO Group, Inc. (Nasdaq: SCOX), a leading provider of UNIX® software technology for distributed, embedded and network-based systems, today reported results for its fiscal first quarter ended January 31, 2006.

Revenue for the first quarter of fiscal year 2006 was $7,343,000 as compared to $8,865,000 for the comparable quarter of the prior year.  The decrease in revenue was primarily due to continued competitive pressures on the Company’s UNIX products and services.

The net loss for the first quarter of fiscal year 2006 was $(4,581,000), or $(0.23) per diluted common share, as compared to a net loss of $(2,961,000), or $(0.17) per diluted common share, for the comparable quarter of the prior year.  Included in the net loss for the first quarter of fiscal year 2006 was $401,000 of stock-based compensation expense, which represented the fair value of equity awards issued by the Company as required upon adopting SFAS No. 123(R).  Included in the net loss for the first quarter of fiscal year 2005 was $15,000 of stock-based compensation expense.

“Despite our decrease in revenue and our increase in net loss incurred during the first quarter, the UNIX business continued to generate positive cash flow,” said Darl McBride, president and CEO of The SCO Group.  “We are pleased with the recently announced general availability of our EdgeClick digital services and believe that with the $10 million in gross proceeds raised in our private placement in November, we can pursue our business operations and see our lawsuit with IBM through to its conclusion.”

Cash and cash equivalents and available-for-sale marketable securities were $19,214,000 as of January 31, 2006.  In addition, $1,758,000 of cash is held in an escrow account and is classified as a component of restricted cash as of January 31, 2006.

The Company’s Business

During the first quarter of fiscal year 2006, the Company completed much of the work leading to the general release of SCO’s EdgeClick digital services, which the Company announced was publicly available last week. The Company now has several customers that are actively using the digital services technology.

During the first quarter of fiscal year 2006, the Company completed work with MySQL AB to allow the popular open source database platform to become certified on SCO OpenServer 6. The completion of this certification is an important step in permitting MySQL database customers to select SCO OpenServer as a platform on which to run their MySQL database applications.  This opens up new markets for SCO.

Resellers and customers continue to implement OpenServer and UnixWare solutions, and in some cases, customers are replacing competitive operating systems with SCO OpenServer because of the significant performance and reliability advantages SCO OpenServer offers.

Conference Call

As previously announced, The SCO Group will host a conference call at 5:00 p.m. EDT today, March 8, 2006, to discuss the fiscal first quarter results. To participate in the teleconference, please call toll free 1-800-474-8920 or use the toll number 1-719-457-2727; confirmation code: 6227847, approximately five minutes prior to the time stated above. A listen-only Web cast of the call will be broadcast live with a replay available the following day. The Web cast and replay may be accessed from http://ir.sco.com/events.cfm.

Forward-Looking Statements

The statements contained in this press release regarding the adequacy of our cash to fund our business operations and our litigation with IBM that are not historical facts are forward-looking statements and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and are subject to risks and uncertainties.  We wish to advise readers that a number of important factors could cause actual results to differ materially from historical results or those anticipated in such forward-looking statements.  These factors include, but are not limited to, continued competitive pressure on our operating system products which could impact the profitability of the UNIX business, unforeseen legal costs related to our litigation, our inability to develop new products and services, and our inability to enhance our UNIX operating systems and maintain our UNIX business.  These and other factors that could cause actual results to differ materially from those anticipated are discussed in more detail in the Company’s periodic and current filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended October 31, 2005.  These forward-looking statements speak only as of the date on which such statements are made, and The SCO Group undertakes no obligation to update such statements to reflect events or circumstances arising after such date.

About The SCO Group

The SCO Group, Inc. (SCO) (Nasdaq: SCOX - News) is a leading provider of UNIX software technology for distributed, embedded and network-based systems, offering SCO OpenServer for small to medium business and UnixWare for enterprise applications and digital network services.  SCO’s highly innovative and reliable solutions help millions of customers to grow their businesses every day, from SCO OpenServer on main street to UnixWare on Wall Street, and beyond.  SCO owns the core UNIX operating system originally developed by AT&T/Bell Labs and is the exclusive licensor to UNIX-based system software providers.

Headquartered in Lindon, Utah, SCO has a worldwide network of thousands of resellers and developers.  SCO Global Services provides reliable localized support and services to partners and customers.  For more information on SCO products and services, visit http://www.sco.com.

SCO and the associated SCO logo are trademarks or registered trademarks of The SCO Group, Inc. in the U.S. and other countries. UNIX is a registered trademark of The Open Group. All other brand or product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

The SCO Group Announces First Quarter Fiscal 2006 Results

Condensed Consolidated Balance Sheets Data

(unaudited, in thousands)

	January 31, 2006	October 31, 2005
Assets:
Cash and cash equivalents	$12,018	$4,272
Restricted cash	2,670	5,690
Available-for-sale marketable securities	7,196	6,165
Accounts receivable, net	4,917	6,343
Other current assets	2,151	2,454
Total current assets	28,952	24,924
Property and equipment, net	563	578
Intangibles, net	2,030	2,707
Other assets	731	739
Total assets	$32,276	$28,948
Liabilities:
Accounts payable	$2,241	$2,197
Accrued payroll and other expenses	5,202	5,774
Deferred revenue	3,637	3,841
Other current liabilities	2,461	4,443
Total current liabilities	13,541	16,255
Long-term liabilities	335	338
Common stock subject to rescission	—	1,018
Stockholders’ equity	18,400	11,337
Total liabilities and stockholders’ equity	$32,276	$28,948

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The SCO Group Announces First Quarter Fiscal 2006 Results

Condensed Consolidated Statements of Operations Data

(unaudited, in thousands, except per share data)

	Three Months Ended January 31,
	2006	2005

Products revenue	$6,000	$7,304
SCOsource licensing revenue	30	70
Services revenue	1,313	1,491
Total revenue	7,343	8,865
Cost of products revenue	584	644
Cost of SCOsource licensing revenue	4,010	3,493
Cost of services revenue	637	749
Total cost of revenue	5,231	4,886
Gross margin	2,112	3,979
Operating expenses:
Sales and marketing	2,688	2,944
Research and development	1,871	2,088
General and administrative	1,592	1,763
Amortization of intangibles	592	593
Total operating expenses	6,743	7,388
Loss from operations	(4,631)	(3,409)
Equity in income (loss) of affiliate	(8)	53
Other income, net	145	509
Loss before income taxes	(4,494)	(2,847)
Provision for income taxes	(87)	(114)
Net loss	$(4,581)	$(2,961)
Basic and diluted net loss per common share	$(0.23)	$(0.17)
Weighted average basic and diluted common shares outstanding	20,062	17,751

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